Kristin A. Taylor Named to ImageWare Board of Directors

San Diego, CA (May 27, 2020) - ImageWare® Systems, Inc. (OTCQB: IWSY), a leader in identity management software, announces today that Kristin A. Taylor has been elected to the board of directors effective May 26, 2020.

Taylor was appointed as the new President and CEO of ImageWare as of March 2, 2020 and has already infused the company with new energy, a stronger vision for the business and an execution plan that incorporates agility for faster execution. The ongoing strategic restructuring of the Company will drive results and open new opportunities for the products and technology.

About ImageWare® Systems, Inc.
In 1987, ImageWare was founded to innovate imaging. After a bold start evolving silver halide photography into digital images, ImageWare built the first statewide digital booking platform for the United States law enforcement in 1998. Since then, ImageWare has evolved into the largest holder of multimodal biometrics, managing millions of identities daily. With vast experience in the government sector, ImageWare is democratizing biometrics by offering defense-grade identity and authentication solutions to the masses. By identifying the person, not a device, ImageWare is giving populations around the globe access to their important data.

Forward-Looking Statements
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if,” “should” and “will” and similar expressions as they relate to ImageWare Systems, Inc. are intended to identify such forward-looking statements. ImageWare may from time to time update publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in ImageWare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Media Contact:
Jessica Belair
Veritas Lux
(310) 717-0877
jessica@veritaslux.com

Investor Relations:
Harvey Bibicoff, CEO
Bibicoff + MacInnis, Inc.
(818) 379-8500
harvey@bibimac.com